Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. ____________-	$_____]

XG SCIENCES, INC.

Form of

Convertible Secured Note

Due December 31, 2024

This Convertible Secured Note (this “Note”) is issued this __th day of _____2020, jointly and severally by XG Sciences, Inc. (“XGS”), a Michigan corporation, and XG Sciences IP, LLC, a Michigan limited liability company and wholly owned subsidiary of XGS (“XGS Subsidiary” and together with XGS, the “Borrower” or the “Company”), to the subscriber made a party hereto (together with Subscriber’s permitted successors and assigns, the “Holder”). This Note has been issued in connection with that certain Employment Agreement, dated August 26, 2020, between the Holder and XGS and Subscription Agreement, dated August 26, 2020, between Holder and XGS (the “Subscription Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Holder or his, her or its permitted successors and assigns the principal sum of ______________________ DOLLARS ($___________) plus all accrued interest (in accordance with Section 1 herein) on or before (subject to the terms and conditions herein) December 31, 2024 (the “Maturity Date”).

This Note is subject to the following additional provisions:

Section 1.	Interest; Prepayments.

(a)       Interest. Interest shall accrue from the Original Issue Date at the rate of 7.5% per annum, compounded on, and added to the balance hereunder on, a fiscal quarterly basis at the end of each such fiscal quarter. Principal and accrued interest shall be payable on the Maturity Date; provided, however, in the event that (i) the First Lien Lender (as defined in the Intercreditor Agreement) has received all unpaid interest accrued on the First Lien Credit Agreement (as defined in the Intercreditor Agreement) and (ii) the Borrower has recorded GAAP revenue of at least $4.0 million for two consecutive quarters (together, the “Financial Hurdle”), then Holder may elect to receive all accrued interest in cash on a fiscal quarterly basis on the last day of each fiscal quarter (each, a “Quarterly Interest Payment Date”) commencing on the last day of the next fiscal quarter after satisfaction of the Financial Hurdle (the “Initial Quarterly Interest Payment Date”). Such election may be made at any time to the Borrower in writing (which may be email) on or prior to each Quarterly Interest Payment Date. Borrower shall promptly within ten (10) Business Days provide notice (which may be by filing or furnishing a Form 10-Q, Form 10-K, or Form 8-K with the SEC on EDGAR within four business days of the event) to the Holder of its satisfaction of the Financial Hurdle. Interest payable in cash hereunder shall be paid in US Dollars to the Holder at the address last appearing on the Note register of the Borrower or as designated in writing by the Holder from time to time.

Notwithstanding the above, (i) all rights to payment hereunder shall be subject to subordination pursuant to the Intercreditor Agreement, (ii) in the event that the entire principal amount of this Note is converted into Conversion Securities pursuant to Section 3 below, all accrued interest due and owing under this Note on the date of conversion shall be due immediately and shall be added to the principal amount hereof to determine the total amount of indebtedness hereunder being converted into Conversion Securities and (iii) upon a Change of Control all principal and accrued interest hereon as of such date shall become immediately due and owing in cash; provided that the Holder may, at its option, elect to convert the principal amount and all accrued interest thereon into Conversion Securities. In the event that less than all of the principal amount of this Note is converted into Conversion Securities, a pro rata potion of the accrued interest (based on the percentage of this Note converted) shall be due immediately and shall be added to the portion of the principal amount of this Note being converted into Conversion Securities on the date of conversion.

(b)       Prepayments. The Borrower may not prepay the principal or accrued interest under this Note for cash at any time prior to the Maturity Date (or, with respect to accrued interest payable in cash each fiscal quarter in accordance with Section 1(a) above, prior to any Quarterly Interest Payment Date) without the prior written consent of the Holder.

Section 2.	Events of Default.

(a)          An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)       Any default in the payment of the principal of, interest on, or other charges in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable;

(ii)       The Borrower shall fail to observe or perform any other covenant, term, condition, agreement or obligation contained in, or otherwise commit any breach or default of any provision of this Note (except as may be covered by Section 2(a)(i) hereof), any Transaction Document (as defined in Section 6 below) and such failure is not cured (A) by the time prescribed or (B) if no time is prescribed, such failure is not cured within thirty (30) days after the Borrower’s receipt of written notice from the Holder of such failure; or

(iii)       Any of the representations or warranties made by the Borrower herein or in any of the other Transaction Documents shall be false or misleading in any material respect at the time made; or

(iv)       The Borrower (A) fails to authorize and issue or to cause its Transfer Agent to issue Conversion Securities upon the exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (provided, however, that for purposes of this provision, such failure to issue or cause the Transfer Agent to issue such shares shall not be deemed to occur until Five (5) Business Days after the Conversion Date), (B) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Securities issued upon conversion of this Note and when required by this Note, and such transfer is otherwise lawful, or (C) fails to remove a restrictive legend or cause its Transfer Agent to remove a restrictive legend on any share certificate, in each case where such removal is lawful, and any such failure of A, B or C above shall continue uncured for ten (10) days; or

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(v)       The Borrower shall default on any other indebtedness or material obligation to which it is a party and any other party to any such indebtedness or material agreement with the Company in default exercises any material remedies which it may be entitled; or

(vi)       an Event of Default shall have occurred under the First Lien Obligations (as defined in the Intercreditor Agreement); or

(vii)      The Borrower or any Subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any Subsidiary of the Borrower, a proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any Subsidiary of the Borrower shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Borrower or any Subsidiary of the Borrower; or there is commenced against the Borrower or any Subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains un-dismissed for a period of sixty-one (61) days; or the Borrower or any Subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property, which continues un-discharged or un-stayed for a period of sixty one (61) days; or the Borrower or any Subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any Subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any Subsidiary of the Borrower for the purpose of effecting any of the foregoing.

(b)       If an Event of Default shall have occurred and is continuing, then, unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, but without further notice from the Holder, the unpaid amount of this Note, computed as of the date on which the Event of Default was first deemed to have occurred, will bear interest at the rate (the “Default Rate”) equal to eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default until and including the date actually paid; and any partial payments shall be applied in the order provided in Section 14 hereof.

(c)       During the time that any portion of this Note is outstanding, if any Event of Default has occurred and any applicable cure period has expired, the Holder, at its option, may declare that the full principal amount of this Note, together with any accrued interest and other amounts owed pursuant to any other provision of this Note or any other Transaction Document are immediately due and payable in cash (an “Acceleration”), subject to any restrictions imposed by the Intercreditor Agreement. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note at any time after an Event of Default in accordance with Section 3(b). The Holder need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind; and immediately and without expiration of any grace period, the Holder may enforce any and all rights and remedies hereunder and all other remedies available under the Security Instruments or under applicable law, subject to the Intercreditor Agreement. Furthermore, a declaration of an Event of Default may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect or impair any of the Holder’s rights with respect to any subsequent Event of Default.

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Section 3.	Conversion.

(a)          Conversion at Option of Holder. Any principal, currently due interest, accrued interest, or other amounts due and payable under this Note at any time (collectively, the “Outstanding Amount” as of such time) shall be convertible into either (i) shares of Series B Preferred Stock or (ii) any other form of preferred or Common Stock issued after the Initial Funding (“Subsequent Equity” and together with the Series B Preferred Stock generally referred to as the “Conversion Securities”) at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date so long as this Note is outstanding. The number of shares of Conversion Securities that may be issued upon a conversion hereunder shall equal the quotient obtained by dividing (x) the Outstanding Amount of this Note, or any portion thereof, to be converted as of the Conversion Date (as defined in Section 3(c)) by (y) the applicable Note Conversion Price (as defined in Section 3(d) below).

(b)          Conversion at Option of Borrower. If and when the Company raises at least $15 million of equity capital, excluding equity raised in the Offering, after the Initial Funding (a “Qualified Capital Event”), the Outstanding Amount due and payable under this Note as of the Conversion Date may, at the option of the Borrower, be converted into whichever form of Conversion Securities that would result in the greatest number of shares of Common Stock being issued to the Holder on an “as-if-converted” into Common Stock basis at such time at the Note Conversion Price then in effect for the applicable Conversion Security (the “Borrower Option”) upon written notice delivered to the Holder fifteen (15) Business Days prior to the date on which such Borrower Option will become effective. In addition, in the event any Notes are still outstanding on the date the Company lists its shares of Common Stock on a Qualified National Exchange (as defined in the Certificate of Designations), then upon the consummation of any such listing, this Note will be deemed to have automatically converted first into Series B Preferred Stock at a Note Conversion Price of $8.00 per share and then into shares of Common Stock at the Series B Conversion Rate (as defined in the Certificate of Designations) in effect at such time pursuant to the Certificate of Designations.

(c)          Exercise of Conversion Options. The: (i) Holder shall effect conversions in Section 3(a) by delivering to the Borrower a completed notice in the form attached hereto as EXHIBIT A (a “Holder Notice of Conversion”), and (ii) Borrower shall effect the conversion in Section 3(b) by delivering written notice to the Holder (a “Borrower Notice of Conversion”). The “Conversion Date” shall be (A) if the Holder delivers a Holder Notice of Conversion, the date on which a Holder Notice of Conversion is delivered, or (B) if the Borrower delivers a Borrower Notice of Conversion, the date which is fifteen (15) Business Days from the date such is deemed to have been delivered pursuant to Section 17 hereof. The Borrower shall deliver the applicable stock certificate to the Holder prior to the close of the fifth (5th) Business Day after a Conversion Date. The Holder shall physically surrender this Note to the Borrower in connection with a conversion, whether a partial conversion or a total conversion. In the event of a partial conversion, in order to reflect the reduction in the outstanding principal amount of this Note and the reduction in the accrued and unpaid interest, the Borrower shall prepare and deliver to the Holder a new Note, identical in all respects to the surrendered Note except for the principal amount outstanding reflected on the first page hereof. Such replacement Note (resulting from the partial conversion) shall be delivered to the Holder prior to the close of the fifth (5th) Business Day after the applicable Conversion Date. The Holder and the Borrower shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Borrower shall be controlling and determinative in the absence of manifest error; provided, however, that if the Borrower has not kept records or there is manifest error in the Borrower’s records, then the records of the Holder shall be controlling and determinative.

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(d)          Note Conversion Price and Adjustments to Note Conversion Price.

(i)       The conversion price in effect on any Conversion Date shall (i) if the conversion is into Series B Preferred Stock, then the conversion price shall be $8.00; or (ii) if the conversion is into Subsequent Equity, then the conversion price shall be equal to 80% of the purchase price per share at which such Subsequent Equity is sold or, if the value per share is fixed, 120% of the number of shares that might otherwise be issuable; provided, however, that if a Qualified Capital Event occurs within one hundred twenty (120) days after the Initial Funding, then, the note conversion price shall be equal to 90% of the purchase price per share at which such Subsequent Equity is sold, or if the value per share is fixed, 110% of the number of shares that might otherwise be issuable (such note conversion price as may be in effect on a Conversion Date for any Conversion Security, herein generally referred to as the “Note Conversion Price”).

(ii)       The Borrower agrees to provide notice to the Holders of any event or issuance of Subsequent Equity that would result in any adjustment to the Note Conversion Price pursuant to this Section 3(d) and such notice shall specify the new Note Conversion Price in effect.

(e)          No Taxes on Certificates. The issuance of certificates for any Conversion Securities shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

Section 4.             Exchange into New Securities Issued to Third Parties. After the Original Issue Date but prior to any date that the Borrower raises $15,000,000 of cumulative equity capital since the Initial Funding excluding equity raised in the Offering, in the event that the Borrower consummates any financing transaction with any other third party using any other form of convertible debt security (any such security used in such new financing hereinafter referred to as a “New Security”), then the Holder shall have the option, in its sole discretion, to exchange all or any portion of the obligations outstanding under this Note into such New Security on the same terms as such New Security was offered to third parties (an “Exchange”). Upon an Exchange, the Holder also shall be assigned all rights (and assume all obligations other than obligations to provide any incremental amounts of financing to the Company) provided in the definitive agreements pursuant to which the New Security was sold. The Borrower covenants and agrees that so long as all or any portion of this Note is outstanding, it will notify in writing any Holder of this Note promptly within ten (10) Business Days of the issuance of any New Security and such notice will contain the aggregate dollar amount or principal amount of such New Securities being issued to each new holder of such securities, and (c) a copy of all transaction documentation for such New Security. (a)

Section 5.	Security Instruments; Subordination.

(a)         Security Instruments. This Note is secured by (a) a Convertible Notes Subordinated Security Agreement dated April 23, 2020 (the “Commencement Date”) by and between the Borrower and the Collateral Agent for itself and as agent for the benefit of the Holder and the other subscribers in the Offering (the “Security Agreement”), (b) a Convertible Notes Intellectual Property Subordinated Security Agreement dated the Commencement Date by and among XGS, XGS Subsidiary and the Collateral Agent for itself and as agent for the benefit of the Holder and the other subscribers in the Offering (the “IP Security Agreement”), (c) the Convertible Notes Subsidiary Subordinated Security Agreement dated the Commencement Date, by and between XGS Subsidiary and the Collateral Agent for itself and as agent for the benefit of the Holder and the other subscribers in the Offering (the “Subsidiary Security Agreement”) and (d) the Convertible Notes Pledge Agreement dated the Commencement Date, by and among XGS, XGS Subsidiary and Collateral Agent for itself and as agent for the benefit of the Holder and the other subscribers in the Offering (the “Pledge Agreement”, and together with the Security Agreement, the IP Security Agreement, the Subsidiary Security Agreement, the “Security Instruments”).

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(b)          Subordination. The Holder acknowledges and agrees the following:

(i)       the Borrower entered into a First Lien Credit Agreement (as defined in the Intercreditor Agreement) with the First Lien Lender (as defined in the Intercreditor Agreement) on the Commencement Date and that all of Borrower’s obligations under the First Lien Credit Agreement and the other First Lien Loan Documents (as defined in the Intercreditor Agreement) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property assets of XGS and XGS Subsidiary (as defined in the preamble),

(ii)       the security interest created by the Security Instruments shall be subordinated pursuant to the Intercreditor Agreement to the interests of the First Lien Lender under the First Lien Loan Documents (as defined in the Intercreditor Agreement),

(iii)       notwithstanding any provision in this Note to the contrary, this Note will be subordinate in right of payment to the First Lien Obligations under the terms of the Intercreditor Agreement and no payment shall be made on this Note until the First Lien Lender under the First Lien Loan Documents is Paid in Full (as defined in the Intercreditor Agreement) and

(iv)       Subscriber will not be a party to the Intercreditor Agreement or the Security Instruments, however the Collateral Agent shall execute such instruments for itself and as agent for the benefit of the Holder and the other subscribers in the Offering.

(c)          Ranking; Seniority. This Note is a direct obligation of the Borrower. This Note is subordinate in right of payment and in security pursuant to the Intercreditor Agreement, ranks pari passu to the other notes issued in the Offering and ranks senior to all other indebtedness of the Borrower issued after the termination of the Offering. Except as stated above, no indebtedness of the Borrower, either now or hereafter while this Note is outstanding, is or will be senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, with respect to the assets of the Borrower. Without the Collateral Agent’s consent, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that, in any such case, is senior in any respect to the obligations of the Borrower under this Note.

Section 6.	Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of the following events after the Original Issue Date: (i) any “person” or “group” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Borrower representing more than 50% of the voting power of the total voting stock of the Borrower; (ii) the stockholders of the Borrower approve a merger or consolidation of the Borrower with any other Person regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least 50% of the combined voting power of the voting securities of the Borrower or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Borrower approve a plan of complete liquidation or winding up of the Borrower or an agreement for the sale or disposition by the Borrower of all or substantially all of the Borrower’s assets.

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“GAAP” shall mean generally accepted accounting principles in the United States.

“Initial Funding” shall mean the first date on which any Notes are sold to investors pursuant to the Offering.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated [ ], by and among Dow, Inc., a Michigan corporation as First Lien Lender, the Collateral Agent in its capacity as agent for the Holder and the other subscribers in the Offering and the Borrower.

“Original Issue Date” shall mean the date of the first issuance of this Note regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. For the purposes of this Note, the Original Issue Date shall be deemed to be the date first set forth herein.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Subsidiary” shall mean, (i) as to Borrower, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

“Transaction Documents” means the Subscription Agreement and any other agreement delivered in connection with the Subscription Agreement, including, without limitation, this Note, the Intercreditor Agreement and each Security Instrument.

“Transfer Agent” means any stock transfer agent that the Borrower may appoint from time to time or if no such transfer agent has been appointed, then the Borrower.

Section 7.             No Stockholder Rights. Except to the extent provided in the Transaction Documents, this Note shall not entitle the Holder to any of the rights of a stockholder of the Borrower, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Borrower, unless and to the extent converted into Conversion Securities in accordance with the terms hereof.

Section 8.             Spin-offs. If, at any time while any portion of this Note remains outstanding, the Borrower spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Borrower, in addition to or in lieu of any other compensation received and retained by the Borrower for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Borrower, the Borrower shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all, of the Holder’s Notes outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower (the “Outstanding Notes”) been converted as of the close of business on the Business Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Notes, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Notes then being converted, and (II) the denominator is the principal amount of the Outstanding Notes.

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Section 9.             Transferability. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred to (a) any entity controlled by the Holder, (b) any investors in the Holder or their direct assignees or (c) any other accredited investors or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Borrower may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws. Prior to due presentment for transfer of this Note, the Borrower and any agent of the Borrower may treat the person in whose name this Note is duly registered on the Borrower’s Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary. Subject to the foregoing, this Note may be transferred or assigned, in whole or in part, by the Holder at any time. The Notes will initially be issued in denominations determined by the Borrower, but are exchangeable for an equal aggregate principal amount of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

Section 10.            Replacement. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, a and of the ownership hereof, and an agreement to indemnify Borrower for any resulting claims, all reasonably satisfactory to the Borrower.

Section 11.            Enforcement Expenses. If the Borrower fails to strictly comply with the terms of this Note, then the Borrower shall reimburse the Holder promptly for all reasonable fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses of the Holder in any action in connection with this Note that are incurred: (a) during any workout, attempted workout, and in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations; (b) collecting any sums which become due to the Holder, (c) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (d) the protection, preservation or enforcement of any rights or remedies of the Holder under this Note or any of the other Transaction Documents.

Section 12.            Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

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Section 13.            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note.

Section 14.            Payment Dates; Payment Order of Priority. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. All payments received shall be applied in the following order of priority: (i) first to any amounts due to the Holder for the reimbursement of any expenses or fees under any provision of this Note or the Transaction Documents, all of which shall be provided to the Borrower in writing in sufficient detail prior the application of any payments for this purpose; and (ii) then amounts due to the Holder for accrued but unpaid interest on this Note; and (iii) then, to principal of this Note.

Section 15.            WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

Section 16.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the state courts of the State of Michigan sitting in Ingham County, Michigan and the U.S. District Court for the Western District of Michigan in connection with any dispute arising under this Note and hereby waives, to the maximum extend permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 17.            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) on the next Business Day following deposit of such notice with a nationally recognized overnight delivery service; and (c) on the third Business Day following deposit of such notice with the U.S. Postal Service in an envelope mailed Certified Mail. The addresses for such communications shall be:

If to the Borrower, to:	XG Sciences, Inc.
3101 Grand Oak Drive
Lansing, MI 48911
Attention: Chief Financial Officer
Telephone:

With a copy to:	K&L Gates LLP
200 South Biscayne Boulevard
Miami, Florida 33131-2399
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3306

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If to the Holder:	Name:
Address: Address:
Attention:
Telephone:

Such address and facsimile number and persons to receive notice may be changed from time to time by either party providing written notice to the other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (iii) provided by a nationally recognized overnight delivery service, and (iv) the Certified Mail records of the U.S. Postal Service shall constitute rebuttable evidence of personal receipt in accordance with this Section 17.

Section 18.           Entire Agreement. This Note, together with the other Transaction Documents, constitutes and contains the entire agreement of the Borrower and the Holder with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Borrower and Holder respecting the subject matter hereof.

[The Remainder of this Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

XG SCIENCES, INC.

By:
Name:
Title:

XG SCIENCES IP, LLC

By:
Name:
Title:	Manager

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert this Note)

To: XG Sciences, Inc., 3101 Grand Oak Drive, Lansing, MI 48911, Attn: Chief Executive Officer

The undersigned hereby irrevocably elects to convert $                            of the outstanding principal and/or accrued interest of the above Note into the following Conversion Securities according to the conditions stated therein, as of the Conversation Date written below.

Conversion Date:

Applicable Note Conversion Price:

Signature:

Name:

Address:

Amount to be converted:	$____________________

Amount of Note unconverted:	$____________________

Note Conversion Price per share:	$____________________

Type and Number of Conversion Securities to be issued:

TYPE:___________________________________________

NUMBER:________________________________________

Please issue the Conversion Securities in the following name and to the following address:

Issue to:

Authorized Signature:_____________________________________________

Name:

Title:

Phone Number:

12